Exhibit 10.8




CONFIDENTIAL INFORMATION INDICATED BY XS HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                    GUARANTY
                                    --------


     REFERENCE IS HEREBY MADE to the Credit Agreement dated April 30, 1996 among IVC Industries, Inc., a Delaware corporation (the "Borrower"), the Banks party thereto, and The Chase Manhattan Bank (National Association), as Agent. (Such credit agreement, as the same may hereafter be amended or supplemented from time to time, will be called herein the "Credit Agreement"; provided however that the consent of the Guarantor (as hereinafter defined) is required for certain changes to the Credit Agreement, as provided in Section 5 hereof). All capitalized terms used herein and not defined shall have the respective meanings ascribed to them in the Credit Agreement.

     WHEREAS, the Credit Agreement provides for (among other things) the Banks to make Facility B Loans from time to time to the Borrower, the aggregate principal amount of which at any time outstanding is not to exceed $6,500,000; and

     WHEREAS, the Facility B Loans of each Bank will be evidenced by a Facility B Note of the Borrower in favor of such Bank (and the term "Facility B Notes" as used herein will include not only the one or more Facility B Notes being executed and delivered by the Borrower simultaneously with the execution and delivery of the Credit Agreement, but also all Facility B Notes that the Borrower may, in substitution or replacement thereof, hereafter execute and deliver to one or more Banks, provided that the aggregate principal amount of all Facility B Notes outstanding at any time does not exceed $6,500,000); and

     WHEREAS,   xxxxxxxxxxxxxxxxxxxxxx,   a   New    Jersey   corporation   (the
"Guarantor"), expects to obtain substantial economic benefit from the Facility B Loans to be made to the Borrower under the Credit Agreement; and

     WHEREAS, the execution and delivery of this guaranty by the Guarantor is required in order to induce the Banks and the Agent to enter into the Credit Agreement.

     NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and to induce the Banks and the Agent to enter into the Credit Agreement, the Guarantor hereby agrees with the Banks and the Agent as follows:

1. The Guarantor hereby absolutely and unconditionally (except for the condition set forth in Section 15 hereof) guarantees to the Banks and the Agent the full and prompt payment, from time to time when the same shall become due and payable (whether in installments, at stated maturity, upon acceleration, upon mandatory prepayment, or otherwise), of all the obligations of the Borrower under the Facility B Notes, including the principal of and interest on each Facility B Note (collectively, the "Obligations"). The liability of the Guarantor under this guaranty shall expire on

October 31, 1999, unless on or before such date a demand for payment shall have been made by the Agent upon or after the occurrence of an Event of Default.

     2. (a) The maximum amount of the liability of the Guarantor under this guaranty for the aggregate principal amount of the Facility B Notes outstanding from time to time (the "Maximum Principal Liability") shall initially be $6,500,000. After the end of each Measuring Period (as hereinafter defined), the Guarantor may (subject to the terms and conditions of this Section 2) change the Maximum Principal Liability to an amount less than $6,500,000 that is equal to the Sales Function Amount (as hereinafter defined) for the most recently completed Measuring Period, by giving written notice of such change to the Agent and the Borrower (the "Change Notice"); provided, however, that if such change
                                         --------
in the Maximum Principal Liability is a reduction, such change shall not become effective until 25 days after the Change Notice is given to the Agent; and provided, further, that (in a case where such change is a reduction) if:
- --------  -------

     (i) the aggregate outstanding principal balance of the Facility B Notes exceeds the Maximum Principal Liability as so proposed to be reduced; and

     (ii) the Borrower does not make payment to the Agent, within ten days after the Guarantor gives the Change Notice, in respect of the Facility B Notes in an amount sufficient to reduce the aggregate outstanding principal balance of the Facility B Notes to the proposed reduced Maximum Principal Liability;

then, within three business days after demand by the Agent, the Guarantor shall pay such excess to the Agent for application to such reduction of the aggregate outstanding principal balance of the Facility B Notes, and (absent the existence of any Event of Default other than the Borrower's failure to pay such excess) the Guarantor shall not be required to pay any more than such excess on account of the Event of Default consisting of the Borrower's failure to pay such excess; and provided further that if the Agent at any time makes a demand on the
     -------- -------
Guarantor for payment in full of the Facility B Notes upon or after the occurrence of an Event of Default, there shall thereafter be no reduction in the Maximum Principal Liability until the Facility B Notes have been paid in full.

          (b) If the Guarantor reduces the Maximum Principal Liability so as to equal the Sales Function Amount for the most recently completed Measuring Period, and if thereafter the Sales Function Amount for a subsequent Measuring Period is greater than such reduced Maximum Principal Liability, then the Guarantor shall promptly give a Change Notice that increases the Maximum Principal Liability to the Sales Function Amount for such subsequent Measuring Period.

          (c)  The term "Sales  Function Amount" as to a  Measuring Period means
     (A) the excess (if any) of the Actual Purchases (as hereinafter defined) for such Measuring Period; over the Benchmark (as hereinafter defined) for such Measuring Period, multiplied by (B) the Applicable Percentage (as
                              -------------
     hereinafter  defined) with respect  to such Measuring  Period; less (C) the
                                                               ----
     amount of any open account past due balance owing by the Borrower, International Vitamin Overseas Sales Corp. or Hall Laboratories, Ltd. to the Guarantor in respect of the purchase of Product (as hereinafter defined) that shall, as of the end of such Measuring Period, have remained outstanding more than

     5 business days after xxxxxxx shall have notified the Borrower in writing that such account is past due.

          The term "Actual Purchases" for a Measuring Period means the dollar amount of purchases actually made by the Borrower, Hall Laboratories, Ltd. and International Vitamin Overseas Sales Corp. from the Guarantor during such Measuring Period of goods and products of every kind whatsoever ("Product"); provided, however, that with respect only to the Measuring
                   --------  -------
     Period for the 12 months ended April 30, 1997, "Actual Purchases" means 13/12ths of such dollar amount. Additionally, if the amount of Actual Purchases during the Measuring Period ending April 30, 1997 exceeds $23,300,000, then 50% of such excess shall be deemed to be Actual Purchases for the Measuring Period ending October 31, 1997; and if the amount of Actual Purchases during the Measuring Period ending October 31, 1997 exceeds $23,000,000, then 50% of such excess shall be deemed Actual Purchases during the Measuring Period ending October 31, 1998.

     The term "Measuring Period" means one of the periods of time set forth below; and the term "Benchmark" for a Measuring Period means the dollar amount set forth opposite such Measuring Period below; and the term "Applicable Percentage" for a Measuring Period means the percentage set forth opposite such Measuring Period below:

     Measuring Period              Benchmark           Applicable Percentage
                                   -----------------------------------------

   (A)The 12-month period ending
     April 30, 1997                $12,000,000              68.5%

   (B)The 12-month period ending
     October 31, 1997              $10,000,000              50%

   (C)The 12-month period ending
     April 30, 1998                $13,000,000              50%

   (D)The 12-month period ending
     October 31, 1998              $13,000,000              45%

   (E)The 12-month period ending
     April 30, 1999                $14,000,000              45%

By way of illustration, two examples of the foregoing are set forth on Exhibit A hereto.

     (d) Each Change Notice shall set forth the computation of the Sales Function Amount for the most recently completed Measuring Period.

     (e) Upon and after any demand by the Agent for payment in full of the Facility B Notes upon or after the occurrence of an Event of Default, there shall be no further reduction in the Maximum Principal Liability. Without limiting the generality of the immediately preceding sentence, if a Change Notice shall have been given and the Agent demands payment in full of the Facility B Notes before the effective date of the reduction proposed in such Change Notice (which date shall be not less than 30 days after such Change Notice is given), then the reduction proposed in such Change Notice shall not take effect.

     (f) No demand for payment by the Guarantor under this Guaranty may be made unless an Event of Default shall have occurred. The Guarantor shall be obligated to make payment hereunder immediately upon receipt of such a demand in writing from the Agent, except that if the only Event of Default that shall have occurred is one described in clauses (ii), (iii) or (iv) of Section 10.01(a) of the Credit Agreement or clause (ii) of Section 10.01(c) of the Credit Agreement, then the Guarantor shall not be obligated to make such payment unless such Event of Default continues for 30 days after such demand is made.

     (g) The Guarantor further agrees with the Agent and the Banks that the Guarantor will not prior to the payment of the Facility B Notes in full refuse to sell, or curtail, delay or condition its sales, to the Borrower of Product under normal commercial terms and conditions, as long as (x) the Borrower meets all normal commercial terms and conditions, including not being materially past due in its payment obligations to the Guarantor for Product purchased and (y) the Guarantor has not been required to make payment under this Guaranty.

     3. The Guarantor agrees that, as among the Guarantor, the Agent and the Banks, the Obligations may be declared to be due and payable for purposes of this guaranty notwithstanding any stay, injunction or other prohibition which may prevent, delay or vitiate any such declaration as against the Borrower and that, in the event of any such declaration (or attempted declaration), such Obligations (whether or not due and payable by the Borrower) shall forthwith become due and payable by the Guarantor for purposes of this guaranty. Similarly, if the Agent is legally precluded from making a demand on the Guarantor under the Guaranty by reason of the automatic stay of the Federal Bankruptcy Code or any other stay or injunction, the Guarantor shall be obligated to make payment hereunder at any time as the Agent may elect on or after the occurrence of an Event of Default, and such demand will be deemed to have been given at such time without the necessity of an actual demand. The Guarantor further guarantees that all payments made by the Borrower to the Agent and the Banks of any Obligation will, when made, be final and agrees that if any such payment is recovered from, or repaid by, the Agent or any Bank in whole or in part in any bankruptcy, insolvency or similar proceeding instituted by or against the Borrower, this guaranty shall continue to be fully applicable to such Obligation to the same extent as though the payment so recovered or repaid had never been originally made on such Obligation.

     4.   This is a guaranty of payment and not of collection only.

     5. The Guarantor hereby consents that from time to time, without notice to or further consent of any Guarantor, the payment, performance or observance of any or all of the Obligations or any and all of the other obligations of the Borrower under the Facility Documents may be waived or the time of payment or performance thereof extended or accelerated, or renewed in whole or in part, or the terms of the Facility Documents or any part thereof may be changed and any collateral therefor may be exchanged, surrendered or otherwise dealt with as the Agent may determine, and any of the acts mentioned in the Facility Documents may be done, all without affecting the liability of the Guarantor hereunder; except that
                                                                     ------ ----
until such time as a demand is made by the Agent for payment under this guaranty for payment in full of the Obligations, without the consent of the Guarantor (which shall not be unreasonably withheld if the Agent requests such consent) none of the provisions of the Credit Agreement or the other Facility Documents as existing on the Closing Date (the "Closing Date Credit Agreement" and the "Closing Date Facility Documents") may be affirmatively waived or modified by the Agent and the Banks (whether the Required Banks or all the Banks, whichever is necessary to effectuate such waiver or modification under Section 12.01 of the Credit Agreement), if such waiver or modification would (x) constitute a Restricted Change (as hereinafter defined) and (y) materially adversely affect the Guarantor. No failure or delay on the part of the Agent and the Banks in exercising any right or remedy shall operate as a waiver or modification of any provision of the Closing Date Credit Agreement or other Closing Date Facility Document. The Guarantor hereby waives presentment of any instrument, demand of payment, protest and notice of non-payment or protest thereof or of any exchange, sale, surrender or other handling or disposition of such collateral, and any requirement that the Agent or any Bank exhaust any right, power or remedy or proceed against the Borrower under the Facility Documents or against any other person under any other guaranty of, or security for, any of the Obligations. The Guarantor hereby further waives any defense whatsoever which might constitute a defense available to, or discharge of, the Borrower or a guarantor. As used herein, the term "Restricted Change" means:

          (i) any change in the maturity of Facility B (including without limitation the definition of Facility B Expiration Date, beyond the possible extension already contemplated in the definition of Facility B Expiration Date); provided, however, that the acceleration of such maturity on or after the occurrence of an Event of Default shall not constitute a Restricted Change;

          (ii) any change in the time required for the payment of interest under Facility B;

          (iii) any increase in total amount of the Facility B Commitments of all the Banks above $6,500,000;

          (iv) any increase in the interest rate on Facility B above that provided for in the Closing Date Credit Agreement; provided however that in no event shall the determination by the Agent of the Money Market Rate constitute a Restricted Change, nor shall the changes contemplated in the definition of the term "Margin" in the Closing Date Credit Agreement constitute a Restricted Change;

          (v) any release of collateral for Facility B, unless such collateral is already encumbered by a Lien in favor of the Guarantor to secure the reimbursement of the Guarantor for any payment made by it under this Guaranty;

          (vi) any release of any Subsidiary Guarantor from liability under its Subsidiary Guaranty, unless such Subsidiary Guarantor is already independently liable to the Guarantor to reimburse the Guarantor for any payment made by the Guarantor under this Guaranty;

          (vii) any increase or reduction in the total amount of the Facility A Commitments of all the Banks; provided however that the reasonable exercise by the Agent of its rights under the Credit Agreement (for purposes of computing the Borrowing Base) to change the advance rate as to Eligible Accounts and Eligible Inventory, and to revise the criteria for eligibility of Eligible Accounts and Eligible Inventory, shall not constitute a Restricted Change;

          (viii) any shortening of the maturity of Facility A, other than an acceleration of such maturity on or after the occurrence of an Event of Default; and

          (ix) any waiver or modification of Section 10.01(j) of the Closing Date Credit Agreement.

          6. This guaranty shall be a continuing guaranty, and (except as otherwise provided in Section 5 hereof) any other guarantor and any other party liable upon or in respect of any Obligation hereby guaranteed may be released without affecting the liability of the Guarantor. The liability of the Guarantor hereunder shall be and remain in effect irrespective of the validity, regularity or enforceability of the Facility B Notes or any of the other Facility Documents and irrespective of any present or future law or order of any government (whether of right or in fact and whether the Agent or any Bank shall have consented thereto) or of any agency thereof purporting to reduce, amend, restructure or otherwise affect any Obligation or to vary the terms of payment.

          7. Subject to Section 15 hereof, the Agent or any Bank may assign its rights and powers hereunder, with all or any of the Obligations, and, in the event of such assignment, the assignee hereof or of such rights and powers, shall have the same rights and remedies as if originally named herein.

          8. Notice of acceptance of this guaranty and of the incurring of any and all of the Obligations is hereby waived. This guaranty and all rights, obligations and liabilities arising hereunder shall be governed by and construed according to the laws of the State of New York. Unless the context otherwise requires, all terms used herein which are defined in the Uniform Commercial Code shall have the meanings therein stated.

          9. The Guarantor agrees that, in addition to (and without limitation of) any right of setoff, banker's lien or counterclaim the Agent or any Bank may otherwise have, each of the Agent and each Bank shall be entitled, at its option, to setoff and apply balances (general or special, time or demand, provisional or final) held by it for account of such Guarantor at any of its offices in dollars or in any other currency, against any amounts owing hereunder that are not paid when due (regardless of whether such balances are then due to such Guarantor), in which case it shall promptly notify such Guarantor thereof; provided however that any failure to give such notice shall not affect the validity thereof.

          10. No provision of this guaranty may be modified or waived without the prior written consent of the Agent.

          11. The Guarantor hereby expressly waives any and every right to a trial by jury in any action on or related to this guaranty, the Obligations or the enforcement of either or all of the same, and does further expressly waive any and every right to interpose any counterclaim in any such action or proceeding.

          12. The Guarantor agrees to reimburse the Agent and the Banks on demand for all reasonable costs, expenses, and charges (including, without limitation, reasonable attorneys' fees) incurred by the Agent or the Banks in connection with any enforcement of this guaranty.

          13. The rights, powers and remedies granted to the Agent and the Banks herein shall be cumulative and in addition to any rights, powers and remedies to which the Agent and the Banks may be entitled either by operation of law or pursuant to the Facility Documents or any other document or instrument delivered or from time to time to be delivered to the Agent or any Bank in connection with the Facility Documents.

          14. The Guarantor acknowledges and agrees that any payments received by the Agent or any Bank from the Borrower, and any amount recovered by the Agent or any Bank from the Borrower or any other guarantor of the obligations of the Borrower (including, without limitation, the Obligations), and any amounts realized from any collateral for the obligations of the Borrower (including, without limitation, the Obligations), may be applied by the Agent or such Bank to obligations of the Borrower other than the Obligations, with no resulting reduction in the
                  ----- ----
     liability of  the Guarantor under  this Guaranty; provided however  that if
                                                       --------
     the Borrower designates in writing to the Agent, contemporaneously with its making of any payment to the Agent, that such payment is to be applied to reduce the outstanding amount of the Obligations, and if no Default or Event of Default exists at the time such payment is made, and if no Default or Event of Default would result from such application of such payment, then the Agent shall apply such payment so as to reduce the outstanding amount of the Obligations.

          15. It is a condition to the liability of the Guarantor under this Guaranty and the Designated Party Subordination and Intercreditor Agreement that Chase (as hereinafter defined) shall not sell assignments or participations in the IVC Credit (as hereinafter defined) to such an extent that Chase would own less than 50% of the aggregate IVC Credit. As used herein, the term "Chase" means The Chase Manhattan Bank (National Association) and also includes any entity that is a successor thereto (including without limitation the bank resulting from the pending merger of such Bank and Chemical Bank) and any entity that is (directly or indirectly) wholly owned by the bank holding company that owns such Bank or successor entity. The term "IVC Credit" means the outstanding credit extended by the Agent and the Banks to the Borrower under the Credit Agreement.

          16. Any notice, consent or other communication herein required or permitted to be given shall be in writing and may be personally served or sent by courier service or United States mail and shall be deemed to have been given when delivered in person or by courier service, or three days after deposit in the United States mail (registered or certified, with postage prepaid and properly addressed). For the purpose hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section) shall be as set forth below, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties:

   If to the Guarantor:
   -------------------

     xxxxxxxxxxxxxxxxxxxxxx
     xxxxxxxxxxxxxxxxxxxx
     xxxxxxxxxxxxxxxxxxxxx
     xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx

   --     With a simultaneous copy to:
          ---------------------------

          xxxxxxxxxxxxxxxxxxxxxx
          xxxxxxxxxxxxxxxxxxxx
          xxxxxxxxxxxxxxxxxxxxxx
          xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx

   If to the Agent or the Banks:
   ----------------------------

     The Chase Manhattan Bank
      (National Association), as Agent
     New York Agency
     4 Chase Metrotech Center
     13th Floor
     Brooklyn, NY 00245

     --   With a simultaneous copy to:
          ---------------------------

          Chase National Corporate Services, Inc.
          Heights Plaza
          777 Terrace Avenue, 3rd Floor
          Hasbrouck Heights, NJ 07604
          Attention: Mr. Peter M. Fitzsimmons

   If to the Borrower:
   ------------------

     IVC Industries, Inc.
     500 Halls Mill Road
     Freehold, NJ  07728
     Attention: Mr. I. Alan Hirschfeld

   --     With a simultaneous copy to:
          ---------------------------

     IVC Industries, Inc.
     500 Halls Mill Road
     Freehold, NJ  07728
     Attention:   Mr. E. Joseph Edell

   IN WITNESS WHEREOF, the Guarantor has caused this instrument to be duly executed by its proper officers this 30th day of April, 1996.

WITNESS:                           xxxxxxxxxxxxxxx


_________________________________       By:______________________________
Name:___________________________           Name: ________________________
                                          Title:__________________________

                                    EXHIBIT A

                       Examples of computation of changes
                         in Maximum Principal Liability
                         ------------------------------


   1.*    Assume the amount of Actual Purchases for the Measuring Period ending
April 30, 1997 is $20 million. The Benchmark for such Measuring Period is $12 million and the Aggregate Percentage for such Measuring Period is 68.5%. At and after the end of such Measuring Period, the Guarantor may reduce the Maximum Principal Liability to $5.48 million: $20 million less $12 million equals $8
                                                   ----
million; multiplied by 68.5% equals $5.48 million.
         ---------- --

   2.*    Assume the amount of Actual Purchases for the Measuring Period ending
October 31, 1997 is $20 million. The Benchmark for such Measuring Period is $10 million, and the Applicable Percentage for such Measuring Period is 50%. At and after the end of such Measuring Period, the Guarantor may change the Maximum Principal Liability to $5 million: $20 million less $10 million equals $10
                                                ----
million; multiplied by 50% equals $5 million.
         ---------- --












      * The above calculations assume that there are no overdue open account balances referred to in Section 2(c) hereof.